UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2016

HARRIS & HARRIS GROUP, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway

New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 7, 2016, Harris & Harris Group, Inc. (the “Company”) held its Annual Meeting of Shareholders to (1) elect seven directors, (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant, and (3) cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included in the 2016 Proxy Statement. As of the record date, the Company had 30,845,754 shares of common stock outstanding (31,908,083 shares including restricted stock with voting rights).

Proposal 1.     The election of eight directors to the Board of Directors:

Nominees	For	Withheld	Broker Non-Votes
W. Dillaway Ayres, Jr.	11,539,031	2,368,439	12,928,091
Dr. Phillip A. Bauman	11,543,561	2,363,909	12,928,091
Stacy R. Brandon	11,557,398	2,350,072	12,928,091
Douglas W. Jamison	11,525,808	2,381,662	12,928,091
Charles E. Ramsey	11,498,085	2,409,385	12,928,091
Kevin M. Rendino	13,286,346	621,124	12,928,091
Richard P. Shanley	11,541,598	2,365,872	12,928,091

Pursuant to the foregoing votes, the seven nominees listed above were elected to serve on the Company's Board of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2.     To ratify, confirm and approve the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Vote
25,657,700	756,823	403,038	—

Proposal 3. To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
10,817,798	2,591,774	497,898	12,928,091

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President